Exhibit 1

Agreement Regarding Joint Filing of this Amendment No. 1 to Schedule 13D
The undersigned agree that this Amendment No. 1 to Schedule 13D with respect to the Common Stock of Nestor, Inc. is a joint filing being made on their behalf in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated: January 13, 2009

EDWARD F. HEIL

By:	/s/ Edward F. Heil
Edward F. Heil

TRUST FOR KAREN HEIL KELLY UNDER THE EDWARD F. HEIL, JR., SANDRA HEIL AND KAREN HEIL IRREVOCABLE TRUST AGREEMENT #2, DATED DECEMBER 1, 1983
By:	/s/ Marge Lutz
Marge Lutz, Trustee

TRUST FOR SANDRA E.H. BAUER UNDER THE EDWARD F. HEIL, JR., SANDRA HEIL AND KAREN HEIL IRREVOCABLE TRUST AGREEMENT #2, DATED DECEMBER 1, 1983
By:	/s/ Marge Lutz
Marge Lutz, Trustee

TRUST FOR EDWARD HEIL, JR. UNDER THE EDWARD F. HEIL, JR., SANDRA HEIL AND KAREN HEIL IRREVOCABLE TRUST AGREEMENT #2, DATED DECEMBER 1, 1983
By:	/s/ Marge Lutz
Marge Lutz, Trustee

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